FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                       AND

                        LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.



                         CHESAPEAKE ENERGY CORPORATION*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      OKLAHOMA                                          73-1395733
(State of Incorporation)                   (I.R.S. employer identification no.)

 6100 NORTH WESTERN AVENUE
 OKLAHOMA CITY, OKLAHOMA                                   73118
 (Address of Principal Offices)                          (Zip Code)


              SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B)
               OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "ACT")

       TITLE OF EACH CLASS                       NAME OF EXCHANGE ON WHICH
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
7.50% Senior Notes due 2014 and                  New York Stock Exchange
        guarantees thereof

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under
Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

*Includes certain subsidiaries of Chesapeake Energy Corporation identified on the following pages:

                           CARMEN ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1604860
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                         CHESAPEAKE ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1528271
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              CHESAPEAKE BNR Corp.
             (Exact name of registrant as specified in its charter)

                               DELAWARE 51-0462231
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1524569
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                        CHESAPEAKE ENERGY MARKETING, INC.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1439175
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                       CHESAPEAKE ENO ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 82-0553595
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              CHESAPEAKE EP, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 48-1270813
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1384282
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                            CHESAPEAKE FOCUS, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 33-1021135
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                       CHESAPEAKE KNAN ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1300132
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                              CHESAPEAKE LNG, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-1506297
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                           CHESAPEAKE LOUISIANA, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1519126
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                        CHESAPEAKE MOUNTAIN FRONT, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1238619
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              CHESAPEAKE NFW, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-1559859
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                           CHESAPEAKE OPERATING, INC.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1343196
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                             CHESAPEAKE ORC, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 71-0934234
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1565350
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                            CHESAPEAKE PERMIAN, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-0701951
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                     CHESAPEAKE PERMIAN ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1592437
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              CHESAPEAKE PRH CORP.
             (Exact name of registrant as specified in its charter)

                                TEXAS 20-0877783
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                           CHESAPEAKE ROYALTY, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1549744
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                             CHESAPEAKE SIGMA, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 27-0029884
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                             CHESAPEAKE SOUTH TEXAS
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 41-2050649
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                      CHESAPEAKE-STAGHORN ACQUISITION L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1612854
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                             CHESAPEAKE ZAPATA, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-0322339
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                            GOTHIC PRODUCTION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1539475
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              JOHN C. OXLEY, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1508539
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                           MAYFIELD PROCESSING, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-0174765
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                           MC MINERAL COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 61-1448831
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                            MIDCON COMPRESSION, L.P.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 20-0299525
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                           NOMAC DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1606317
 (State of incorporation or organization) (I.R.S. Employer Identification No.)


                              OXLEY PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1508537
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                             SAP ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

                               OKLAHOMA 73-1622555
 (State of incorporation or organization) (I.R.S. Employer Identification No.)



All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrants have duly caused the registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

                                 REGISTRANTS:
                                 CHESAPEAKE ENERGY CORPORATION

                                 By: /S/ MARTHA A. BURGER
                                 ----------------------------------------------
                                 Martha A. Burger, Treasurer and
                                 Senior Vice President - Human Resources


                                 CARMEN ACQUISITION, L.L.C.
                                 CHESAPEAKE ACQUISITION, L.L.C.
                                 CHESAPEAKE BNR CORP.
                                 CHESAPEAKE ENERGY LOUISIANA CORPORATION
                                 CHESAPEAKE ENERGY MARKETING, INC.
                                 MAYFIELD PROCESSING, L.L.C.
                                 CHESAPEAKE ENO ACQUISITION, L.L.C.
                                 CHESAPEAKE EP, L.L.C.
                                 CHESAPEAKE FOCUS, L.L.C.
                                 CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                 CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                 CHESAPEAKE ORC, L.L.C.
                                 CHESAPEAKE PERMIAN ACQUISITION, L.L.C.
                                 CHESAPEAKE PRH CORP.
                                 CHESAPEAKE ROYALTY, L.L.C.
                                 CHESAPEAKE SOUTH TEXAS CORP.
                                 GOTHIC PRODUCTION, L.L.C.
                                 JOHN C. OXLEY, L.L.C.
                                 NOMAC DRILLING CORPORATION
                                 OXLEY PETROLEUM CORP.
                                 SAP ACQUISITION, L.L.C.

                                 For each of the above:

                                 By: /S/ MARTHA A. BURGER
                                 ----------------------------------------------
                                 Martha A. Burger, Treasurer and Vice President


                                 CHESAPEAKE OPERATING, INC.


                                 By: /S/ MARTHA A. BURGER
                                 ----------------------------------------------
                                 Martha A. Burger, Treasurer AND
                                 Senior Vice President


                                 CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                                 CHESAPEAKE LNG, L.P.
                                 CHESAPEAKE LOUISIANA, L.P.
                                 CHESAPAKE NFW, L.P.
                                 CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
                                 CHESAPEAKE PERMIAN, L.P.
                                 CHESAPEAKE SIGMA, L.P.
                                 CHESAPEAKE-STAGHORN ACQUISITION L.P.
                                 CHESAPEAKE ZAPATA, L.P.

                                 For each of the above
                                 By: Chesapeake Operating, Inc.
                                     General Partner

                                 By: /S/ MARTHA A. BURGER
                                 ----------------------------------------------
                                 Martha A. Burger, Treasurer and
                                 Senior Vice President - Human Resources


                                 MIDCON COMPRESSION, L.P.


                                 By: Chesapeake Energy Marketing, Inc.
                                     General Partner

                                 By: /S/ MARTHA A. BURGER
                                 ----------------------------------------------
                                 Martha A. Burger, Treasurer and Vice President

Date: October 20, 2004



                             Listing Application to
                          New York Stock Exchange, Inc.

                                   ( 165167 )
                             1st 6 digits of Cusip#


The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of CHESAPEAKE ENERGY CORPORATION and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:


By:               ___________________________________
                  Janice O'Neill
                  Vice President
                  Listing Compliance & Operations

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